Exhibit 3.14

STATE OF ALABAMA         )

MADISON COUNTY             )

AMENDED AND RESTATED ARTICLES

OF INCORPORATION

OF

MILTEC CORPORATION

KNOW ALL MEN BY THESE PRESENTS: That the undersigned, as President of MILTEC CORPORATION, a corporation organized and existing under the laws of the State of Alabama (the “Corporation”), hereby certifies that, in accordance with Sections 10-2B-10.01, 10-2B-10.03 and 10-2B-10.07 of the Alabama Business Corporation Act (“ABCA”), the Articles of Incorporation of the Corporation (the “Articles”) were amended and restated by the approval of all of the shareholders and the Board of Directors of the Corporation by unanimous consents each executed as of the 18th of November, 2005, and states as follows:

1. The name of the Corporation is MILTEC CORPORATION.

2. The Corporation was incorporated on March 12, 1997, by filing of Articles of Incorporation in the office of the Judge of Probate for Madison County, Alabama.

3. The text of the Articles, as previously amended, is hereby amended by deleting Articles one through eight thereof and by incorporating the provisions thereof into new Articles I through VII, and restating the Articles in full to read as hereinafter set forth:

ARTICLE I

NAME

The name of the Corporation shall be MILTEC CORPORATION.

ARTICLE II

PURPOSES

The primary purpose for which this corporation is organized is to provide technical, management, logistics and scientific support services to governmental and private entities.

Further, the corporation is specifically empowered to apply for, obtain, register, purchase, lease, or otherwise acquire, and to hold, use, own, operate, and introduce and to sell, assign, or otherwise dispose of, any trademarks, trade names, copyrights, patents, inventions, improvements, and processes used in connection with or secured under letters patent of the United States or any foreign country and to use, exercise, develop, grant licenses in respect of, or otherwise to turn to account any trademarks, trade names, patents, licenses, processes, copyrights, or any such property or rights.

The powers, rights, and privileges provided in these articles are not to be deemed to be in limitation of similar, other, or additional powers, rights, and privileges granted or permitted to corporations by the Alabama Business Corporation Act under which this corporation is incorporated, it being intended that this corporation shall be authorized to have and shall have all the powers, rights, and privileges granted or permitted to a corporation by such statute.

In furtherance but not in limitation of the aforesaid purposes of this corporation and without limitation of the powers conferred by statute or general rules of law, this corporation shall have the following powers in addition to others now or hereafter conferred by law:

(i) To purchase, acquire, take, receive, own, hold, improve, use, sell, convey, assign, exchange, trade, transfer, release, mortgage, encumber, pledge, lease, hire, and deal in real and personal property or any interest therein of any kind or character related to its line of business, wherever situated.

(ii) To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, exchange, or otherwise dispose of, and invest, trade and deal in and with goods, wares and merchandise and personal property of every class and description, whether or not the same specifically pertains to any class of business specifically enumerated among the purposes of this corporation; and to own and operate: mines, plants, factories, mills, warehouses, yards, merchandise stores, commissaries and all other installations or establishments of whatever character or description, together with the equipment, rolling stock and other facilities used or useful in connection therewith or incidental thereto.

(iii) To apply for, purchase, or acquire by assignment, transfer or otherwise, and hold, mortgage or otherwise pledge, and to sell, exchange, transfer, deal in and in any manner dispose of, and to exercise, carry out and put to use any license, power, authority, concession, franchise, letters patent of the United States or any foreign country, patent rights, processes, formulae, know-how, methods, copyrights, trademarks, trade names, or any other right or privilege, and to grant licenses or rights in any of the foregoing and to make or grant any of the foregoing which any corporation can make or grant.

(iv) To acquire and pay for in cash, bonds or stock of this corporation or otherwise, the goodwill, rights, assets and properties of any person, firm, partnership, association, trust, estate, or corporation and to undertake, assume, or enter into contracts of guaranty or indemnity with respect to the whole or any part of the obligations or liabilities of any such person, firm, association, trust estate or corporation; to hold, or in any manner dispose of the whole or any part of the properties so acquired; to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of any such business, whether or not such business is directly or indirectly related to any class of business specifically enumerated among the purposes of this corporation.

(v) To acquire by purchase, subscription or otherwise, and to own, hold, sell, trade, exchange, lend, hypothecate, assign, deposit in escrow, pledge, mortgage, encumber, transfer or otherwise dispose of, invest in, deal in and with stocks, bonds, debentures, obligations, evidences of indebtedness, promissory notes, investment contracts, puts, calls, stock rights, participations, partnership interests (whether general or limited), mortgages or securities executed or issued by the government of the United States or by any other government, state, territory, governmental district, municipality, county, political entity or any subdivision or instrumentality of any of the foregoing, or by any person or individual, partnership, firm, association, trust, investment company, corporation, or otherwise, whether public or private and whether organized and existing under the laws of Alabama or any other state or foreign country, and to issue and exchange for any or all such stocks, bonds, debentures, obligations, evidences of indebtedness, promissory notes, investment contracts, puts, calls, stock rights, participations, partnership interests, mortgages, or other securities the stocks, stock rights, bonds, debentures, evidences of indebtedness or other securities of this corporation, and this corporation shall have the express power to hold, sell, assign, transfer, mortgage, pledge, encumber, deposit in escrow, lend, hypothecate, trade or otherwise dispose of all or any part of its interest in any such stocks, bonds, debentures, obligations, evidences of indebtedness, promissory notes, investment contracts, puts, calls, stock rights participations, partnership interests, mortgages or securities so acquired by it, and, while the owner thereof, to exercise all the rights, privileges and powers of ownership, including the right to vote thereon, to the same extent as a natural person may do, subject to the limitations, if any, on such rights now or hereafter provided by the laws of Alabama or of such other jurisdiction as are applicable in the premises, whether or not the exercise of such rights of ownership involves the conduct, management, participation or ownership of any business not related to any class of business specifically enumerated among the purposes of this corporation and whether or not the exercise of such rights of ownership and the retention of such property involves a sharing or delegation of control over the business or property of this corporation with or to persons other than the board of directors of the corporation.

(vi) To borrow and lend money, without security, or upon the giving or receipt of such security as the board of directors of the corporation may deem advisable by way of mortgage, pledge, transfer, assignment, creation of security interest in or otherwise of income, or real and personal property of every nature and description, or by way of guaranty or otherwise.

(vii) To draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, debentures and other negotiable or transferable instruments.

(viii) To issue bonds, debentures or other securities or obligations and to secure the same by mortgage, pledge, deed of trust, or otherwise.

(ix) To purchase, take, receive, redeem or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares of stock, and its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, and to hold, sell, transfer, reissue or cancel the same.

(x) To endorse, or otherwise guarantee, or obligate itself for, or enter into any indemnity agreement with respect to, or pledge or mortgage all or any part of its properties for the payment of the principal or interest, or either, on any bonds, debentures, notes, scrip, coupons, or other obligations, or evidences of indebtedness, or the performance of any contract, mortgage, or obligation, or the payment of dividends or the redemption or purchase price or liquidation rights of any stock, of any other corporation or association, domestic or foreign, or of any person, firm, partnership or joint venture.

(xi) To lend money and use its credit to assist its employees, officers, directors, suppliers, customers, subsidiaries or shareholders.

(xii) To enter into, make and perform contracts of every kind for any lawful purpose without limit as to amount or duration, with any person, firm, partnership, trust, estate, association, corporation, state, territory, municipality, country, government, governmental district, body politic, or any subdivision or instrumentality thereof.

(xiii) To act as agent, jobber, broker or attorney-in-fact in buying, selling and dealing in real and personal property of every nature and description and leases respecting the same and estates and interests therein and mortgages and securities thereon, in making and obtaining loans, whether secured by such property or not, and in supervising, managing and protecting such property and loans and all interest in and claims affecting the same.

(xiv) To participate with any person, partnership, trust, estate, firm, association, or corporation in any general partnership, limited partnership (whether as general partner or as limited partner, or both), joint venture, syndicate, pool or other association of any kind and to enter into any lawful arrangements for sharing of profits, union of interest, syndication, pooling of interests, reciprocal concession, joint ownership, or cooperation, as partner (general or limited), joint venturer, or otherwise, with any person, partnership, trust, estate, firm, association, or corporation, for the purpose of any transaction, undertaking, or arrangement, or the carrying on of any business within the power of a corporation organized under the laws of Alabama, whether or not such participation or arrangements involve sharing or delegation of control over the business or properties of this corporation with or to persons other than this corporation’s board of directors and whether or not such participation or arrangements involves the conduct, management, participation or ownership of any business not related to any class of business specifically enumerated among the purposes of this corporation.

(xv) To be a promoter, incorporator, partner, member, trustee, associate, or manager of any domestic or foreign corporation, partnership, joint venture, trust or other enterprise.

(xvi) To enter into any plan or project for the assistance and welfare of its directors, officers or employees; to pay pensions and establish pension plans, pension trusts, profit sharing plans, stock bonus plans, stock option plans, medical reimbursement plans, and other incentive plans for any or all of its directors, officers and employees.

(xvii) Subject to the limitations and restrictions imposed by Alabama law or by the law of any other jurisdiction whose law is applicable in the premises, to indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative, including appeals and including actions by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of this corporation, or is or was serving at the request of this corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) and (if such action is not by or in the right of the corporation) judgment, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such claim, action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation; and to purchase and maintain insurance on behalf of any such person who is or was a director, officer, employee or agent of this corporation or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not this corporation would have the power to indemnify him or her against such liability.

(xviii) To make donations for the public welfare or for charitable, scientific or educational purposes.

(xix) To transact any lawful business which the board of directors finds to be in aid of governmental policy.

(xx) To have and exercise all powers necessary or convenient to effect its purposes, including its purpose to carry on any or all lawful business for which corporations may be organized under the Alabama Business Corporation Act.

ARTICLE III

AUTHORIZED SHARES

The total number of Shares, as such term is defined in the Alabama Business Corporation Act, which the Corporation shall have authority to issue is ONE THOUSAND (1,000) shares of Common Stock with $0.01 par value per share, and consisting of one class only.

ARTICLE IV

INITIAL REGISTERED OFFICE AND AGENT

The location and street address of the initial registered office of the Corporation is:

164 Stoneway Trail

Madison, Alabama 35758

The name of the Corporation’s initial registered agent at said address is Don W. Miller.

ARTICLE V

INITIAL BOARD OF DIRECTORS

The name and address of the persons who served as the initial member of the Board of Directors is as follows:

NAME	ADDRESS

Don W. Miller	164 Stoneway Trail Madison, Alabama 35758

ARTICLE VI

INCORPORATOR

The name and address of the incorporator was

NAME	ADDRESS

Don W. Miller	164 Stoneway Trail Madison, Alabama 35758

ARTICLE VII

LIMITATION OF LIABILITY

A director of the Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the Corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Code of Alabama of 1975 or any successor provision to such section; or (iv) an intentional violation by such director of criminal law. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. The limitation on the liability of directors of the Corporation contained herein shall apply, except to the extent prohibited by law, to liabilities arising out of acts or omission occurring prior to the adoption of this Article VII. Any repeal or modification of this Article VII by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or modification.

*  *  *  *  *  *  *

I further certify that the within Amended and Restated Articles of Incorporation are being filed in the Office of the Judge of Probate of Madison County, Alabama, for the purpose of effecting such amendment to the Articles in accordance with the requirements of Code of Alabama 1975, Section 10-2B-10.07(d), and that the requisite number of shareholders under Code of Alabama 1975, Section 10-2B-10.06 approved these Amended and Restated Articles of Incorporation by the unanimous consents referred to hereinabove, there being only one class of common stock outstanding on such date, the total number of shares outstanding and entitled to vote thereon on such date being 446,600 and the number of shares voting in favor of these Amended and Restated Articles of Incorporation being 446,600.

IN WITNESS WHEREOF, I have hereunto set our my hand and seal this 5th day of January, 2006.

MILTEC CORPORATION

/s/ Don Miller	(SEAL)
Don Miller, President